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                                                                   EXHIBIT 10.13




THIS PROMISSORY NOTE AND THE SHARES, IF ANY, ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER SUCH ACTS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE

$2,500,000                                                       March 24, 2000

         FOR VALUE RECEIVED, eMake Corporation, a Delaware Company (the "Company"), hereby promises to pay to the order of Safeguard 2000 Capital, L.P. (together with its successors and assigns hereunder the "Holder") the principal amount of $2,500,000 at the time and in the manner provided for herein.

         The Company hereby agrees as follows for the benefit of the Holder:

         1. Payment. The outstanding principal balance of this Note shall be due and payable in full on March 24, 2001 (the "Maturity Date") or upon the earlier acceleration thereof pursuant hereto. No interest shall accrue on the outstanding principal balance of this Note if the principal balance of this Note is paid in full at the Maturity Date or immediately upon the earlier acceleration thereof pursuant hereto. Any principal not paid when due, either at the Maturity Date or upon any earlier acceleration, shall bear interest at the rate of 12% per annum until paid. Payments hereunder shall be made by wire transfer or check in immediately available United States funds sent to the Holder at the address furnished to the Company for that purpose. The principal amount of this Note may not be prepaid in whole or in part prior to the Maturity Date, except with the prior written consent of the Holder.

         2. Transfers. This Note shall be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note may be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

         3. Default. The happening of any one or more of the following specified events shall constitute an Event of Default hereunder:

                  (a) failure to pay any amount as herein set forth within ten
         (10) days after such amount becomes due in accordance herewith;


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                  (b) default in the performance by the Company of any other obligation to the Holder, which default is not cured within thirty (30) days after written notice of such default from the holder;

                  (c) insolvency (however evidenced) of the Company or the commission by the Company of any act of insolvency;

                  (d) the making by the Company of a general assignment for the benefit of creditors;

                  (e) the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

                  (f) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

                  (g) suspension of the transaction of the usual business of the Company; or

                  (h) the past or future making of a false representation or warranty by the Company in connection with this Note.

         Upon the occurrence of an Event of Default described in clause (e) or
(f) above, all amounts owed by the Company to the Holder hereunder shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company. During the continuation of any other Event of Default, the Holder, at any time and from time to time, may declare any or all of the amounts owing by the Company to the Holder hereunder immediately due and payable, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by the Company.

         4. Conversion. The Holder shall have the right to convert the outstanding principal balance of this Note as follows:

                  (a) At the option of the Holder, at any time at the office of the Company, the outstanding principal balance of this Note shall be convertible into such number of fully paid and nonassessable shares of Class B Common Stock of the Company (the "Class B Common Stock") as is determined by dividing the outstanding principal of this Note by the conversion price then applicable (the "Conversion Price"), determined as hereinafter provided, in effect on the date this Note is surrendered for conversion. The Conversion



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         Price at which shares of Class B Common Stock shall be deliverable upon conversion of this Note initially shall be $4.00 per share of Class B Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

                  (b) Before the Holder shall be entitled to convert this Note into shares of Class B Common Stock, the holder shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at such office that the Holder elects to convert the same and shall state therein the name or names in which the Holder wishes the certificate or certificates for shares of Class B Common Stock to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder, a certificate or certificates for the number of shares of Class B Common Stock to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note for conversion, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on such date.

                  (c)

                           (i) Special Definitions. For purposes of this Section
4.c., the following definitions apply:

                           "Options" shall mean rights, options, or warrants to
subscribe for, purchase or otherwise acquire either Common Stock of the Company or Convertible Securities (defined below) other than any such right, option, or warrants covered by Section 4.c.4(B) below.

                           "Original Issue Date" shall mean the date this Note
was first issued.

                           "Convertible Securities" shall mean any evidences of
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                           "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to Section 4.c.(iii), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued (or deemed issued):

                                    (A) to outside directors, officers,
employees and consultants of the Company and/or USDATA Corporation ("USDATA"), a Delaware corporation, pursuant to the Company's 2000 Equity Compensation Plan or other employee stock plan (the "Employee Stock"), provided that (i) the issuance of such shares is or has been approved by a majority of the members of the Board of Directors or any duly constituted



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committee thereof and (ii) the number of shares of Employee Stock does not exceed an aggregate of 5,650,000 shares (as adjusted for any stock dividends, combinations, splits or similar events) regardless of whether issued by the Company prior to the date hereof;

                                    (B) for which adjustment of the Conversion
Price is made pursuant to Section 4.d;

                                    (C) pursuant to the transactions
contemplated in that certain Securities Purchase Agreement by and between the Company, USDATA and the Holder (the "Purchase Agreement").

                           (ii) Any provision herein to the contrary
notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4.c.(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to such issue. In computing each adjusted Conversion Price, the result shall be rounded to five decimal places, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Conversion Price of less than $0.01, no adjustment to the then Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

                           (iii) In the event the Company at any time or from
time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                (1) no further adjustments in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof; the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be



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recomputed to reflect such increase or decrease insofar as it affects such
Options or the rights of conversion or exchange under such Convertible
Securities;

                                (3) no readjustment pursuant to clause (1) or
(2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (iv) In the event the Company, at any time after the
Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.c.(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options or other Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                           (v) For purposes of this Section 4.c., the
consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (1) Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Company;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received in exchange




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for the Additional Shares of Common Stock, computed as provided in clauses (A)
and (B) above, as determined in good faith by the Board of Directors.

                                (2) The consideration per share received by the
Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.c.(iii), relating to Options and Convertible Securities shall be determined by dividing

                                    (A) the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (B) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  (d) In the event that the Company at any time or from time to time after the Original Issue Date shall effect a (i) subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise), or (ii) combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares of Common Stock (by reclassification or otherwise), then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have subdivided the outstanding shares of Common Stock by an amount of shares equal to the maximum number of shares issuable through such dividend and/or upon exercise of such rights to acquire Common Stock.

                  (e) If the Common Stock issuable upon conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than as provided for in Section 4.d. above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Note shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of this Note immediately before that change.


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                  (f) The Company shall not, by amendment of its Certificate of
         Incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

                  (g) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate executed by the Company's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Class B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                  (h) In the event that the Company shall propose at any time to effect any reclassification or recapitalization, to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the Holders: (1) at least 20 days prior written notice of the date on which a record shall be taken for such event and specifying the date on which such event shall occur; and (2) at least 20 days prior written notice of the record date for determining rights to vote, if any, in respect of such event.

                  (i) The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class B Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (j) Following the execution of the Purchase Agreement, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of this Note, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of the entire outstanding principal balance of this Note; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal balance of this Note, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B

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         Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

                  (k) No fractional share shall be issued upon the conversion of this Note. If the conversion would result in the issuance of a fraction of a share of Class B Common Stock, the Company shall, in lieu of issuing any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

         5. Expenses of Collection. The Company agrees to pay the Holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

         6. Waiver by Holder. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         7. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  if to the Company, at:

                  eMake Corporation
                  2435 North Central Expressway
                  Richardson, Texas 75080
                  Attention: Chief Financial Officer

         if to the Holder, at the most recent address provided to the Company by the Holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         8. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof; and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

         9. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively



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operate to invalidate this Note, then and in any such event, such provision(s)
only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         10. Savings Clause. Should any interest or other charges paid hereunder result in the computation or earning of interest in excess of the maximum rate or amount of interest permitted by applicable law, such excess interest and charges shall be and hereby are waived by the Holder, and the amount of such excess interest and charges shall be automatically credited against, and be deemed to have been payments in reduction of, the principal then due hereunder, and any portion of such excess which exceeds the principal then due hereunder shall be paid by the Holder to the Company.

         11. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.





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EXECUTED effective as of March 24, 2000




                                      eMake CORPORATION


                                      By: /s/ Robert L. Drury
                                          ------------------------------------
                                          Robert L. Drury
                                          Chief Financial Officer